AMENDED AND RESTATED

                            BYLAWS

                               OF

                     THE FAIRCHILD CORPORATION

            (As Amended and Restated on September 14, 1995)


                            ARTICLE I

                             Offices

     Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                            ARTICLE II

                    Meetings of Stockholders

     Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Cleveland, State of Ohio, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meeting of stockholders, commencing with the year 1972, shall be held on the third Thursday of November, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 2:00 P.M., EST, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect, by a plurality vote and by written ballot, a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten or more than sixty days before the date of the meeting.
     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board or president, and shall be called by the chairman of the board, president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning shares representing a majority of the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of issued and outstanding stock present in person or represented by proxy constituting a majority of the votes entitled to be cast at a meeting of stockholders shall constitute a quorum and the votes that are necessary for the transaction of any business, except as otherwise required by statute or the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall by a majority of votes cast have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 9. The affirmative vote of a majority of votes entitled to be cast at a meeting of stockholders by holders of shares present in person or represented by proxy at the meeting shall be the act of the stockholders, except as otherwise required by statute or the certificate of incorporation. Where a separate vote by class or series of a class is required, the affirmative vote of a majority of votes entitled to be cast on such matter at a meeting of stockholders by holders of shares present in person or represented by proxy at the meeting shall be the act of the stockholders of such class or series, except as otherwise required by statute or the certificate of incorporation.

     Section 10. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                       ARTICLE III

                        Directors

     Section 1. The number of directors which shall constitute the whole board shall be not less than three nor more than fifteen. The first board shall consist of seven directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 3. The business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-laws directed or required to be exercised or done by the stockholders.


                   Meetings of the Board of Directors

     Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 7. Special meetings of the board may be called by the chairman of the board or the president on at least 24 hours' notice to each director, either personally or by mail, by telegram or by telephone; special meetings shall be called by the chairman of the board, president or secretary in like manner and on like notice on the written request of two directors. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting before or at its commencement the lack of notice to him. A notice or waiver of notice of any regular or special meeting of the board need not state the purpose of or the business to be transacted at such meeting.

     Section 8. At all meetings of the board, one-third of the total number of directors then serving shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Unless otherwise restricted by the certificate of incorporation or these By-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                        Executive Committee

     Section 10. The corporation shall have an executive committee (the "Executive Committee") consisting of not less than three members of the board of directors of the corporation. The members of the Executive Committee shall be designated by the board of directors by a resolution passed by a majority of the whole board. The Executive Committee shall have authority to exercise, by a meeting or by the unanimous written consent of its members, during intervals between meetings of the board of directors, all the powers and authority of such board in the management and business and affairs of the corporation, however conferred. The chairman of the board of the corporation shall call, and cause to be held, at least six meetings of the Executive Committee during each full fiscal year of the corporation.


                           Audit Committee

     Section 11. The corporation shall have an audit committee (the "Audit Committee") consisting of not less than three non-management members of the board of directors whose association with the corporation, in the opinion of the board of directors, will not be inconsistent with the exercise of judgment independent of management. The members of the Audit Committee shall be designated by the board of directors by a resolution passed by a majority of the whole board.

     Section 12. The purpose of the Audit Committee shall be to assist the board of directors in discharging its duties relating to the internal control, accounting and reporting practices of the corporation and to establish and maintain communication between the board of directors and the independent auditors of the corporation. Without limiting the generality of the foregoing, the Audit Committee shall have the responsibility of securing and reviewing such financial information as it may deem necessary to enable the board of directors to confirm that the corporation has devised and is maintaining a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are being executed in accordance with management's authorizations, (2) transactions are being recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, (3) access to assets is being permitted only when authorized and (4) recorded accountability for assets is being compared with existing assets at reasonable intervals and appropriate action is being taken with respect to any differences.

     Section 13.  In carrying out its duties, the Audit
Committee shall have the authority (which authority may be exercised by a meeting or by the unanimous written consent of all of the members of the Committee) to:

     a. make recommendations to the board of directors with respect to the engagement or discharge of the independent auditors of the corporation;

     b. review the corporation's internal auditing procedures, and coordinate the efforts of the internal and independent auditors of the corporation;

     c. review with the independent auditors of the corporation the scope of their examination;

     d. upon the completion of the annual audit, review the audit process with the corporation's independent auditors to ascertain that they (1) received the full cooperation of management, (2) were fully satisfied with the disclosure and content of the financial statements and (3) are not certifying the statements under management pressure, it being the responsibility of the Audit Committee to review the audit process and not the financial statements themselves;

     e. review any recommendations of the corporation's independent auditors regarding internal controls and other management matters;

     f. consider the possible effect of any non-audit services performed by the corporation's independent auditors on the independence of such auditors;

     g. approve the audit and all non-audit services performed by the corporation's independent auditors and make recommendations to the board of directors with respect to the compensation for such services; and

     h. receive copies of internal audit reports from the internal auditing staff and, if deemed appropriate, meet with the internal auditing staff and review with them any such reports.

                 Other Committees of Directors

     Section 14. In addition to the Executive Committee and the Audit Committee, the board of directors may, by resolution passed by a majority of the whole board, designate one or more other committees, each such other committee to consist of one or more of the directors of the corporation. Any such other committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such other committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

                 General Provisions and Restrictions
            Applicable to All Committees of Directors

     Section 15. With respect to any committee of the board of directors (including, but not by way of limitation, the Executive Committee and the Audit Committee), the board of directors may designate one or more directors meeting the qualifications, if any, specified for membership on such committee as alternative members of such committee, who may replace any absent or disqualified member at a meeting of such committee. In the event of the absence or disqualification of a member of a committee, and in the event no director has been designated as an alternative member thereof, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors meeting the qualifications, if any, specified for membership on such committee to act at the meeting in the place of any such absent or disqualified member.

     Section 16. Notwithstanding anything contained in these By-laws to the contrary, neither the Executive Committee, the Audit Committee nor any other committee of the board of directors shall have any power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property or assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amend the By-laws of the corporation. If the resolution establishing a particular committee so provides, such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The board of directors may (but shall not be obligated to) designate one member of any committee (including the Executive Committee and the Audit Committee) as its chairman. The duties and responsibilities of the members of any committee of the board of directors shall be in addition to those duties set forth for a member of the board of directors of the corporation.


                      Compensation of Directors

     Section 17. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                            ARTICLE IV

                             Notices

     Section 1. Whenever, under the provisions of the statutes, of the certificate of incorporation, of any certificate duly filed in the State of Delaware pursuant to
Section 151 of the Delaware General Corporation Law or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes, of the certificate of incorporation, of any certificate duly filed in the State of Delaware pursuant to Section 151 of the Delaware General Corporation Law or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                          ARTICLE V

                         Officers

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, one or more vice-presidents (one or more of whom may be designated Executive Vice-President or Senior Vice-President), a secretary and a treasurer. The board of directors may also choose a controller and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these By-laws otherwise provide.

     Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice-presidents, a secretary and a treasurer.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors, provided that the board may delegate to the chairman of the board or the president the power to fix from time to time the compensation of such officers and agents as the board shall designate. No officer shall be prevented from receiving such salary because he is also a director.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.


                    The Chairman of the Board

     Section 6. The chairman of the board shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.


                      The President

Section 7. The president shall be the chief operating officer of the corporation, and shall have the duties and responsibilities as assigned by the chairman and chief executive officer or the board of directors. He shall preside at any meetings of the stockholders and of the board of directors if the chairman of the board is unavailable. He may sign, with the secretary or treasurer or any other proper officer thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these By-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of the president and such other duties as may be prescribed by the board of directors from time to time.


                         The Vice-Presidents

     Section 8. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                     The Secretary and Assistant Secretary

     Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, chairman of the board or president, under whose supervision he shall be. He shall have custody of the corporate seal and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the corporate seal and to attest the affixing by his signature.

     Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                   The Treasurer and Assistant Treasurers

     Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 13. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                        The Controller

     Section 15. The controller shall be the chief accounting officer of the corporation and shall perform the duties and exercise the powers generally incident to such position and such other duties and powers as the board of directors may from time to time prescribe.


                            ARTICLE VI

                       Certificates of Stock

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of the issue.


                       Lost Certificates

     Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                      Transfer of Stock

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                      Fixing Record Date

     Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


                     Registered Stockholders

      Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                         ARTICLE VII

                     General Provisions

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                       Indemnification

     Section 3.1. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

     Section 3.2. Prepayment of Expenses. The corporation shall pay the expenses (including, without limitation, reasonable attorneys' fees) incurred in defending any proceeding in advance of its final disposition, as they become due; provided, however, that the payment of expenses incurred by a claimant in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the claimant to repay all amounts advanced if it should be ultimately determined that the claimant is not entitled to be indemnified under this Article VII, Section 3 or otherwise.

     Section 3.3. Claims. Any claim for indemnification must be made pursuant to a written request, including documentation and information which is available to the claimant and is reasonably necessary for the corporation to determine whether and to what extent the claimant is entitled to indemnification. If a claim for indemnification or payment of expenses under this Article VII, Section 3 is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.


     Section 3.4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VII, Section 3 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the stockholders or disinterested directors or otherwise.

     Section 3.5. No Offsets. A claimant's right to indemnification and prepayment of expenses pursuant to this
Article VII, Section 3 shall not be subject to any offset or reduction for amounts due or claimed to be due to the corporation from the claimant. The corporation may stop paying expenses and otherwise stop indemnifying a claimant with respect to any claim in which it has been ultimately determined that the claimant is not entitled to be indemnified under this Article VII, Section 3 or under applicable law; and the claimant shall reimburse all amounts advanced by the corporation on such claim, as per the undertaking executed by the claimant under Section 3.2 above.

     Section 3.6. Other Indemnification. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

     Section 3.7. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII,
Section 3 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                       Contracts and Loans

   Section 4. Except as otherwise required by statute, the certificate of incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on behalf of the corporation by such officer or officers (including any assistant officer) of the corporation as the board may from time to time direct. Such authority may be general or confined to specific instances. No loans shall be contracted on behalf of the corporation, no pledge of its credit shall be made and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.


                   Securities of Other Corporations

     Section 5. Any shares or other securities of another corporation owned by this corporation may be voted on behalf of this corporation by the chairman of the board, the president or any vice-president in accordance with proper authorization of the board of directors. Unless otherwise provided by resolution adopted by the board of directors, any such officer may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper.


                            Banking

      Section 6. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may select. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                          Fiscal Year

     Section 7. The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                      Annual Statement

     Section 8. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


                             Seal

     Section 9.  The corporate seal shall have inscribed
thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                            ARTICLE VIII

                            Amendments

     Section 1. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.